EXHIBIT 99.1
TriCord Hurricane Holdings Merges with Aria International

Company completes an exchange of stock which brings a new direction and expanded opportunities

March 9, 2009 - TULSA, Okla.—TriCord Hurricane Holdings, Inc. (OTCBB: TRIH), a development-stage company, today announced it has successfully completed a merger through an exchange of Common Stock with Aria International Incorporated. As a result of the merger, Aria International Incorporated became a wholly-owned subsidiary of TriCord Hurricane Holdings, Inc.  Following the completion of the merger, TriCord Hurricane Holdings, Inc. plans to change its name to Aria International Holdings, Inc.. The primary new business and market focus will be on providing specialized surveillance and communications solutions to a broad range of customers.

With the exchange of stock, the new organization will shift the corporate office to Arlington, Virginia.  A new group of officers and a board of directors have been elected to guide the company through the transition as a solution provider, systems integrator and operator of the specialized surveillance and communications systems product lines.

“This merger with Aria provides an excellent opportunity for the Company.  There are significant opportunities in a number of markets, both foreign and domestic, for the technical services and skills that Aria brings to the Company.  The management and principals of the Aria team have strong credentials and excellent reputations that will allow an aggressive marketing program to expand the range of customers and services provided,” commented James Welsh, TriCord’s President and CEO.

About Aria International Incorporated.

Aria International (“Aria”) is a development-stage company that was formed in Delaware on July 10, 2008 with its executive office located at 4821 29th Street North, Arlington, Virginia. It has been focused on providing specialized surveillance and communications solutions to its customers as a solutions provider, a systems integrator, and an operator of such systems.

Aria works closely with its clients to provide effective solutions.  The key principals have direct experience and operational expertise in surveillance and communications systems and previously worked on projects with the US Marine Corps, the United Arab Emirates Air Force, Kuwait Ministry of Interior, the Royal Thai Army, Air Force and Marines, and the Indian Ministry of Interior. Aria intends to apply its experience and operational expertise in designing and providing solutions through implementing advanced techniques for data collection and virtualization, and providing data for the tactical response to threats and to aid in countering specific acts of terrorism against ports, borders and high-value infrastructure. The services and solutions will be targeted through its three primary divisions: (1) Aviation Solutions, (2) Communications Solutions, and (3) Surveillance Solutions.  .

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995

With the exception of historical information, the matters discussed in this news release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of TriCord could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company's operations, inability to hire and retain qualified personnel, and changes in the general economic climate. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by TriCord, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

Contact:

Investor Relations
Jody M. Janson
Tel: (888) 802-ARIA (2742)
Email: investor@aria-int.com